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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   13-3904174
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
                                 (212) 876-4747
                    (Address of principal executive offices)

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered

         NONE                                          NOT APPLICABLE

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     COMMON STOCK, PAR VALUE, $.01 PER SHARE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the shares of common stock, par value $.01 per share, of Carver Bancorp, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the sections "Description of Bancorp Capital Stock" and "Certain Differences in Stockholder Rights -Certain Anti-Takeover Provisions" in the Prospectus of the Registrant filed with the Securities and Exchange Commission on June 7, 1996 as part of the Registrant's Registration Statement on Form S-4, Registration No. 333-5559, which sections are incorporated herein by reference.


ITEM 2.  EXHIBITS.

                  In accordance with Item I. to the Instructions as to Exhibits to Form 8-A, the following exhibits are incorporated herein by reference to the Registration Statement on Form S-4 of the Registrant, Registration No. 333-5559, filed with the Securities and Exchange Commission on June 7, 1996.

                  1.       Specimen Stock Certificate of Carver Bancorp, Inc.

                  2.       Certificate of Incorporation of Carver Bancorp, Inc.

                  3.       Bylaws of Carver Bancorp, Inc.

                  4. Agreement and Plan of Reorganization, dated as of May 21, 1996 by and among Carver Federal Savings Bank, Carver Bancorp, Inc. and Carver Interim Federal Savings Bank










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                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        CARVER BANCORP, INC.


                                        By:

                                        /s/ Thomas L. Clark, Jr.
                                        ------------------------
                                        Thomas L. Clark, Jr.
                                        President and Chief Executive Officer

Dated:  October 3, 1996





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